Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal Year 2020 Results

NEWARK, NJ – March 5, 2020: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $1.2 million and a loss per diluted share of $0.08 for the fiscal quarter ended January 31, 2020.

Recent Rafael Holdings Highlights

•	Subsequent to the quarter close, Rafael Holdings and other shareholders in Rafael Pharmaceuticals, a leader in cancer metabolism-based therapeutics, entered into an agreement to provide up to $50 million to finance Rafael Pharmaceuticals’ operations and clinical development program. Please see Rafael Holdings’ Form 8-K filed with the U.S. Securities and Exchange Commission on February 3, 2020 for additional information.

•	On November 21, 2019, Rafael Holdings up-listed its Class B common stock to the New York Stock Exchange from the NYSE American exchange. The Company retained its ticker symbol, ‘RFL’.

•	The Barer Institute successfully synthesized novel chemical entities that have shown efficacy at inhibiting cancer metabolism, with ongoing studies in syngeneic animal models.

•	Revenue of $1.2 million in Q2 FY2020, generated through Rafael Holdings’ real estate portfolio, increased from $1.0 million in the year-ago quarter. The loss per share of $0.08 was unchanged from Q2 FY2019.

Rafael Pharmaceuticals

Following the equity issued in connection with the financing arrangement referenced above, Rafael Holdings and its subsidiaries held 50.7% (38.7% exclusive of minority interests) of the capital stock of Rafael Pharmaceuticals.

•	On March 3, 2020, Rafael Pharmaceuticals announced the appointment of Sanjay Sehgal, Ph.D., to Chief Regulatory Affairs and Quality Assurance Officer. Dr. Sehgal formerly served as the Senior Vice President of Regulatory Affairs and Conformance at Celularity, Inc. and was Chair of Regulatory Sciences for the American Association of Pharmaceutical Scientists (AAPS) from 2007-2008.

•	On January 21, 2020, Rafael Pharmaceuticals announced a collaboration with Michigan Medicine on a Phase 1b/2 clinical trial of CPI-613® (devimistat) in combination with gemcitabine and cisplatin for patients with biliary tract cancer.

•	On January 14, 2020, Rafael Pharmaceuticals announced that it had enrolled 250 patients – half of its enrollment goal – in its Phase 3 clinical trial (AVENGER 500) of CPI-613® for patients with metastatic pancreatic cancer. The study is being conducted at multiple sites in the United States, France, Israel and South Korea.

LipoMedix

Rafael Holdings owns 57.9% of the issued and outstanding ordinary shares of LipoMedix, a development-stage Israeli company focused on the development of an innovative, safe and effective cancer therapy based on liposome delivery.

•	On January 23, 2020, LipoMedix announced that a Phase 1 study of Promitil® (PL-MLP) in 53 patients with advanced, treatment-refractory colorectal cancer treated with Promitil either as a single agent or in combination with capecitabine and/or bevacizumab was well tolerated and resulted in a substantial rate of disease stabilization. Prolonged survival of stable disease patients was also observed.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“Rafael Holdings’ key pharmaceutical investments, Rafael Pharmaceuticals and LipoMedix, both achieved important milestones in their respective clinical development programs this quarter. We also entered into an agreement to finance Rafael Pharmaceuticals’ expanding clinical development program and put in place key Barer Institute research programs. Finally, we continue to work to monetize some of our real estate portfolio including our office building in Newark, New Jersey.”

About Rafael Holdings, Inc.:

Rafael Holdings holds commercial real estate assets and interests in clinical stage pharmaceutical companies. The real estate holdings consist of properties in Newark and Piscataway, New Jersey and Jerusalem, Israel. The pharmaceutical holdings include interests in two companies focused on the development and commercialization of oncology drugs: Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. In addition, Rafael Holdings, through its wholly owned subsidiary, the Barer Institute, Inc., is developing a pipeline of therapeutic compounds including compounds to regulate cancer metabolism. For more information, visit rafaelholdings.com

Contact:
Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	January 31,	July 31,
	2020	2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,522	$12,024
Trade accounts receivable, net of allowance for doubtful accounts of $170 and $122 at January 31, 2020 and July 31, 2019, respectively	325	450
Due from Rafael Pharmaceuticals	118	280
Prepaid expenses and other current assets	326	507
Total current assets	10,291	13,261

Property and equipment, net	48,250	48,733
Investments – Rafael Pharmaceuticals	70,018	70,018
Investments – Other Pharmaceuticals	2,000	2,000
Investments – Hedge Funds	5,645	5,125
Deferred income tax assets, net	7	19
In-process research and development and patents	1,575	1,575
Other assets	1,450	1,412

TOTAL ASSETS	$139,236	$142,143

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$569	$795
Accrued expenses	579	605
Other current liabilities	48	27
Total current liabilities	1,196	1,427

Due to Related Party	29	65
Convertible note, net of discount of $0 and $54 – Related Party	—	14,946
Other liabilities	92	292
Accrued interest on convertible note – Related Party	—	649
TOTAL LIABILITIES	1,317	17,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 50,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2020 and July 31, 2019	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 15,020,485 and 13,142,502 shares issued and outstanding as of January 31, 2020 and July 31, 2019, respectively	149	131
Additional paid-in capital	128,843	112,898
Accumulated deficit	(8,691)	(5,840)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,756	3,784
Total equity attributable to Rafael Holdings, Inc.	124,065	110,981
Noncontrolling interests	13,854	13,783
TOTAL EQUITY	137,919	124,764

TOTAL LIABILITIES AND EQUITY	$139,236	$142,143

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019

REVENUE:
Rental – Third Party	$370	$306	$716	$689
Rental – Related Party	527	522	1,047	1,043
Parking	219	189	443	420
Other – Related Party	120	—	240	—
Total Revenue	1,236	1,017	2,446	2,152

COSTS AND EXPENSES
Selling, general and administrative	2,221	1,716	4,262	3,169
Research and development	448	276	693	649
Depreciation and amortization	473	431	939	860
Loss from Operations	(1,906)	(1,406)	(3,448)	(2,526)
Interest income (expense), net	33	767	(31)	868
Net loss resulting from foreign exchange transactions	—	—	(5)	—
Gain on sales of marketable securities, net	—	103	—	330
Unrealized gain (loss) on Investments – Hedge Funds	557	(148)	520	(52)
Loss Before Income Taxes	(1,316)	(684)	(2,964)	(1,380)
(Provision for) benefit from income taxes	(12)	(17)	(16)	14
Net Loss	(1,328)	(701)	(2,980)	(1,366)
Net (loss) income attributable to noncontrolling interests	(75)	320	(129)	136
Net Loss attributable to Rafael Holdings, Inc.	$(1,253)	$(1,021)	$(2,851)	$(1,502)

OTHER COMPREHENSIVE INCOME (LOSS)
Net Loss	$(1,328)	$(701)	$(2,980)	$(1,366)
Foreign currency translation adjustments	(34)	80	(28)	2
Total Comprehensive Loss	(1,362)	(621)	(3,008)	(1,364)
Comprehensive (loss) income attributable to noncontrolling interests	(18)	15	(16)	23
Total Comprehensive Loss attributable to Rafael Holdings, Inc.	$(1,344)	$(636)	$(2,992)	$(1,387)

Loss Per Share:
Basic and diluted	$(0.08)	$(0.08)	$(0.18)	$(0.12)

Weighted average number of shared used in calculation of loss per share:
Basic and diluted	15,790,400	13,489,583	15,715,442	12,634,389

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended January 31,
	2020	2019
Operating activities
Net loss	$(2,980)	$(1,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	939	860
Deferred income taxes	12	(15)
Interest income on Series D Convertible Note	—	(848)
Net gain on sales of marketable securities	—	(330)
Unrealized (gain) loss on investments – Hedge Funds	(520)	52
Provision for doubtful accounts	48	9
Non-cash compensation	411	172
Amortization of debt discount	54	5
Change in assets and liabilities:
Trade accounts receivable	77	(78)
Prepaid expenses and other current assets	181	(186)
Other assets	(38)	(82)
Accounts payable and accrued expenses	(252)	296
Due to/from related parties	126	588
Other current liabilities	—	39
Other liabilities	42	(15)
Net cash used in operating activities	(1,900)	(899)

Investing activities
Purchases of property and equipment	(456)	(58)
Proceeds from sale and maturity of marketable securities, net	—	25,031
Investment in Rafael Pharmaceuticals	—	(55,870)
Net cash used in investing activities	(456)	(30,897)

Financing activities
Contribution from noncontrolling interest of consolidated entity	—	4,587
Repayment of Loan from Rafael Pharmaceuticals	—	3,300
Proceeds from exercise of options	—	163
Proceed from sale of shares	—	7,777
Proceeds from convertible notes payable - Related Party	—	15,000
Payments for taxes related to shares withheld for employee taxes	(116)	—
Net cash (used in) provided by financing activities	(116)	30,827
Effect of exchange rate changes on cash and cash equivalents	(30)	(65)
Net decrease in cash and cash equivalents	(2,502)	(1,034)
Cash and cash equivalents at beginning of period	12,024	15,803
Cash and cash equivalents at end of period	$9,522	$14,769

Supplemental Schedule of Non-Cash Investing and Financing Activities
Adoption effect of ASU 2016-01	$—	$39
Beneficial conversion feature of convertible debt – Related Party	$—	$71
Debt and accrued interest converted to Series D Preferred Stock	$—	$10,848
Related Party deposit utilized to purchase Class B Common Stock	$—	$864
Conversion of LipoMedix Bridge Note	$200	$—
Conversions of related party convertible notes payable and accrued interest	$15,668	$—

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